UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2017 (May 31, 2017)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	On May 31, 2017, Hertz Global Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)	The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.
(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
David A. Barnes	59,700,964	1,325,665	61,194	9,939,509
SungHwan Cho	57,609,303	3,415,538	62,982	9,939,509
Carolyn N. Everson	59,813,332	1,251,069	23,422	9,939,509
Vincent J. Intrieri	56,057,464	4,968,232	62,127	9,939,509
Henry R. Keizer	59,858,488	1,202,173	27,162	9,939,509
Kathryn V. Marinello	58,499,997	2,529,014	58,812	9,939,509
Daniel A. Ninivaggi	57,926,944	3,098,125	62,754	9,939,509

(ii)  The named executive officers’ compensation was approved on an advisory basis by the following vote:

For	Against	Abstain	Broker Non-Votes
59,367,926	1,642,049	77,848	9,939,509

(iii) The frequency of future votes on the named executive officers’ compensation was approved on an advisory basis by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
57,787,391	87,056	3,137,663	75,713	9,939,509

(iv) The Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
54,240,007	6,738,266	109,550	9,939,509

 (v) The Hertz Global Holdings, Inc. Senior Executive Bonus Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
59,645,762	1,338,600	103,461	9,939,509

 (vi) The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2017 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
70,148,876	665,197	213,259	9,939,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Executive Vice President, General Counsel and Secretary
Date:  June 2, 2017